UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021

Tyme Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38169	45-3864597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Pluckemin Way, Suite 103

Bedminster, New Jersey 07921

(Address of principal executive offices, including zip code)

(212) 461-2315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	TYME	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “the Company,” “we” and “our” refer to Tyme Technologies, Inc., a Delaware corporation, together with its subsidiary (“TYME”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 24, 2021, our Board of Directors (the “Board”) amended and restated the Company’s amended and restated by-laws (the “A&R By-laws”) to provide that the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for actions or proceedings for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty owed to the Company or its stockholders; (iii) any action asserting a claim against us arising under the Delaware General Corporation Law, the Company’s certificate of incorporation, or the A&R By-laws; or (iv) any action asserting a claim against the Company that is governed by the internal affairs doctrine. The A&R By-laws further provide that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. The A&R By-laws also include a provision specifically providing for the appointment of a lead independent director in certain circumstances and clarify the roles of chief executive officer and chairman of the board for board and stockholder meetings.

The foregoing description of the amendment to the Company’s amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the amendment of the amended and restated bylaws, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 24, 2021, TYME held its 2021 Annual General Meeting of Stockholders at which the Company’s stockholders voted on the following matters:

1.	Proposal 1—Election of two Class I directors of the Company:

Nominee	For	Withheld	Broker Non-Votes
Donald W. DeGolyer	44,773,137	27,773,885	33,976,843
Steve Hoffman	69,097,285	3,449,737	33,976,843

2.	Proposal 2—Approval of the Amended and Restated 2016 Stock Option Plan for Non-Employee Directors:

For	Against	Abstain	Broker Non-Votes
44,273,262	28,027,233	246,527	33,976,843

3.	Proposal 3—Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending March 31, 2022:

For	Against	Abstain
80,661,911	25,477,688	384,266

Item 8.01. Other Events

On August 24, 2021, the Board approved and adopted Corporate Governance Guidelines for the Company. The Corporate Governance Guidelines are available on the Company’s website at www.tymeinc.com.

The Company’s 2016 Stock Option Plan for Non-Employee Directors, as Amended and Restated August 24, 2021 is filed as Exhibit 10.1 to this report.

Item 9.01 Financial Statements and Exhibits

Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

3.1 *	Amended and Restated By-Laws, effective August 24, 2021.

3.2 *	Amended and Restated By-Laws, effective August 24, 2021 (marked).

10.1 *	Amended and Restated 2016 Stock Option Plan for Non-Employee Directors of the Registrant, effective August 24, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tyme Technologies, Inc.

Dated: August 26, 2021	By:	/s/ James Biehl
James Biehl, Chief Legal Officer